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                                                                   Exhibit 23(b)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of E'town Corporation on Form S-3 of our reports dated February 18, 1998, except for Note 11, as to which the date is March 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of E'town Corporation for the year ended December 31, 1997 and to the reference to us under the heading "experts" in this Registration Statement.

Deloitte & Touche LLP
Parsippany, NJ  07054-0319
December 17, 1998